As filed with the Securities and Exchange Commission on September 10, 2010

Registration No. 333 -

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

_____________________

GEOVIC MINING CORP. (Exact name of issuer as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)		20-5919886 (I.R.S. Employer Identification No.)

1200 17th Street, Suite 980 Denver, Colorado 80202 (Address of Principal Executive Offices)

GEOVIC MINING CORP. 2010 STOCK AWARD PLAN (Full title of the plan)

_____________________

Alan W. Peryam
Senior Vice President and General Counsel
Geovic Mining Corp.
1200 17th Street, Suite 980
Denver, Colorado 80202
(303) 476-6455
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

With a copy to:

Michelle H. Shepston Davis Graham & Stubbs LLP 1550 Seventeenth Street, Suite 500 Denver, Colorado 80202 (303) 892-9400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE
		Proposed maximum offering price per share	Proposed maximum aggregate offering price
Title of securities to be registered	Amount to be Registered			Amount of registration fee

Common Stock, par value $0.0001 per share	2,000,000 (1)	$0.60 (2)	$1,200,000 (2)	$86.56

Notes:

(1)	Amount to be registered consists of shares of Common Stock, par value $0.0001 per share, to be issued pursuant to the Geovic Mining Corp. 2010 Stock Award Plan.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act based upon the average of the high and low prices of the shares of Common Stock of Geovic Mining Corp. reported on the Over-the-Counter Bulletin Board on September 2, 2010.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information required by Part I is included in the documents sent or given to participants in the plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

     The following documents, which have been filed with the Securities and Exchange Commission (the “Commission”) by Geovic Mining Corp. (“Geovic Mining”) are incorporated as of their respective dates in this registration statement by reference:

· Geovic Mining’s annual report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the Commission on March 30, 2010;

· Geovic Mining’s quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2010 and June 30, 2010, as filed with the Commission on May 11, 2010 and
August 6, 2010, respectively;

· Geovic Mining’s current report on Form 8-K filed with the Commission on June 15, 2010 (not including information furnished pursuant to Item 7.01 thereof); and

· the description of Geovic Mining’s Common Stock, par value $0.0001 per share, set forth under the caption “General Description of Capital Structure” in Geovic Mining’s
registration statement on Form 10 (File No. 000-52646), as filed with the Commission on May 14, 2007, and the amendments thereto, as filed with the Commission on July 5,
2007, August 14, 2007, August 15, 2007 and September 26, 2007.

     All documents subsequently filed by Geovic Mining with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (not including those portions of current reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof) prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

Not applicable.

Item 5.    Interests of Named Experts and Counsel

Not applicable.

Item 6.    Indemnification of Directors and Officers

     Geovic Mining is incorporated in the State of Delaware. Under Section 145 of the Delaware General Corporation Law, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses and liabilities incurred in any such action, suit or proceedings so long as they acted in good faith and in a manner that they reasonably believed to be in, or not opposed to, the best interests of such corporation, and with respect to any criminal action if they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of such corporation, however, indemnification is generally limited to attorneys’ fees and other expenses and is not available if such person is adjudged to be liable to such corporation unless the court determines that indemnification is appropriate. A Delaware corporation also has the power to purchase and maintain insurance for such persons. Geovic Mining’s certificate of incorporation and bylaws provide for indemnification of directors, officers and agents of Geovic Mining and any person that is or was serving at the request of Geovic Mining as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, to the fullest extent permitted by law.

     Section 102(b)(7) of the Delaware General Corporation Law provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unlawful acquisitions or redemptions of, or dividends on, capital stock) of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. Geovic Mining’s certificate of incorporation provides that the personal liability of the directors of Geovic Mining to Geovic Mining or its stockholders for monetary damages for breach of fiduciary duty as a director will be eliminated to the fullest extent permitted by law.

     The foregoing discussion of Geovic Mining’s certificate of incorporation and bylaws and Sections 102(b)(7) and 145 of the Delaware General Corporation Law is not intended to be exhaustive and is qualified in its entirety by such certificate of incorporation, bylaws and statutes.

     Geovic Mining has also agreed to indemnify its directors and officers through indemnification agreements. These agreements generally act as a supplement to the indemnification provisions set forth in Geovic Mining’s certificate of incorporation and bylaws and Section 145 of the Delaware General Corporation Law. Generally, these agreements require Geovic Mining to indemnify its directors and executive officers for any reasonable expenses they incur in connection with any action, suit or other proceeding brought against them as a result of their status as a director or executive officer of Geovic Mining or a subsidiary entity. Indemnification is required only where an individual director or executive officer has acted in good faith and in a manner which he or she reasonably believes was in, or not adverse to, the best interests of Geovic Mining. The indemnification agreements also obligate Geovic Mining to advance the expenses of an individual director or executive officer prior to the final disposition of any action, suit or other proceeding, following receipt by Geovic Mining of a statement requesting the advance and providing reasonable detail of expenses incurred.

     Geovic Mining maintains insurance policies under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been a director or officer of Geovic Mining.

Item 7.    Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits
Exhibit No.	Description

5.1	Opinion of Davis Graham & Stubbs LLP

23.1	Consent of Ernst & Young LLP (United States)

23.2	Consent of Ernst & Young LLP (Canada)

23.3	Consent of SRK Consulting (U.S.), Inc.

23.4	Consent of Pincock Allen & Holt

23.5	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on signature page of this registration statement on Form S-8).

Item 9. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              (iii)    To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                      (2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (3)     To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

                      (4)     That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

     (ii)     Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

     (iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

     (iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

      (b)    The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on September 10, 2010.

GEOVIC MINING CORP.

By:  /s/ John E. Sherborne
        John E. Sherborne
        Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated. Each of the undersigned hereby constitutes and appoints John E. Sherborne and Greg Hill, and each of them, the undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution, for the undersigned and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, and any other instruments or documents that said attorneys-in-fact and agents may deem necessary or advisable, to enable Geovic Mining Corp. to comply with the Securities Act of 1933, and any requirements of the Securities and Exchange Commission in respect thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof. This power of attorney does not revoke any power of attorney previously granted by the undersigned, or any of them.

Signature	Title	Date

/s/ John E. Sherborne	Chief Executive Officer and Director	September 10, 2010
John E. Sherborne	(Principal Executive Officer)

/s/ William A. Buckovic	Executive Vice President and Director	September 10, 2010
William A. Buckovic

/s/ Greg Hill	Executive Vice President and Chief Financial Officer	September 10, 2010
Greg Hill	(Principal Financial Officer)

/s/ Diane Hartnett	Controller	September 10, 2010
Diane Hartnett	(Principal Accounting Officer)

Signature	Title	Date

/s/ Michael A. Goldberg	Director	September 10, 2010
Michael A. Goldberg

/s/ Robert J. MacDonald	Director	September 10, 2010
Robert J. MacDonald

/s/ Michael T. Mason	Director	September 10, 2010
Michael T. Mason

Director
Wade D. Nesmith

/s/ John T. Perry	Director	September 10, 2010
John T. Perry

/s/ Paul D. Rose	Director	September 10, 2010
Paul D. Rose

Director
Gregg J. Sedun

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Davis Graham & Stubbs LLP

23.1	Consent of Ernst & Young LLP (United States)

23.2	Consent of Ernst & Young LLP (Canada)

23.3	Consent of SRK Consulting (U.S.), Inc.

23.4	Consent of Ernst & Young LLP.

23.5	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on signature page of this Registration Statement on Form S-8).